                                                                   EXHIBIT 10.50

                                                           Lease No. 001-5001733

                            FIRST SECURITY BANK, N.A.

                                LEASE SCHEDULE TO
                        MASTER EQUIPMENT LEASE AGREEMENT



                                CREDIT AGREEMENT

                                     BETWEEN

                            FIRST SECURITY BANK, N.A.

                                       AND

                          AMERICAN ECOLOGY CORPORATION

                                      DATED

                               ____________, 2000

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS.........................................1

         1.1      DEFINED TERMS......................................................1
         1.2      ACCOUNTING TERMS...................................................5

ARTICLE 2 - LOANS AND TERMS OF PAYMENT...............................................5
         2.1      REVOLVING CREDIT...................................................5

                  2.1.1    MANNER OF REQUESTING......................................5

                           2.1.1.1  PRIME LOANS......................................5
                           2.1.1.2  LIBOR LOANS......................................5

                  2.1.2    INTEREST ON THE REVOLVING LOANS...........................5
                  2.1.3    REVOLVING NOTE............................................6
                  2.1.4    REPAYMENT.................................................6
                  2.1.5    COMMITMENT FEE............................................6
                  2.1.6    ORIGINATION FEE...........................................7
                  2.1.7    USE OF PROCEEDS OF REVOLVING LINE OF CREDIT...............7

         2.2      LETTERS OF CREDIT..................................................7

                  2.2.1    APPLICATIONS..............................................7
                  2.2.2    FACILITY TERMINATION......................................7
                  2.2.3    FEES......................................................7
                  2.2.4    FORM......................................................7
                  2.2.5    REIMBURSEMENT.............................................7
                  2.2.6    REIMBURSEMENT OBLIGATIONS ABSOLUTE........................8

         2.3      METHOD OF PAYMENT..................................................8
         2.4      PREPAYMENTS........................................................8
         2.5      LATE CHARGES AND DEFAULT INTEREST..................................8
         2.6      ADDITIONAL INTEREST RATE PROVISIONS................................8
         2.7      LIBOR LOAN EXTENSIONS AND CONVERSIONS..............................9
         2.8      MINIMUM LIBOR LOAN REQUIREMENTS....................................9
         2.9      FUNDING LOSS INDEMNIFICATION.......................................9
         2.10     TAXES ON PAYMENTS..................................................9
         2.11     GRANT OF SECURITY INTEREST........................................10
         2.12     FINANCING STATEMENTS..............................................10

ARTICLE 3 - CONDITIONS PRECEDENT....................................................10

         3.1      INITIAL ADVANCE...................................................10

                  3.1.1    REVOLVING NOTE...........................................10
                  3.1.2    SECURITY AGREEMENT.......................................10
                  3.1.3    GUARANTY.................................................10
                  3.1.4    GUARANTOR SECURITY AGREEMENTS............................10
                  3.1.5    EVIDENCE OF INSURANCE....................................10


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
                  3.1.6    OPINION OF COUNSEL FOR BORROWER AND GUARANTOR............11
                  3.1.7    EVIDENCE OF ALL CORPORATE ACTION BY BORROWER.............11
                  3.1.8    CERTIFICATES OF EXISTENCE FOR BORROWER...................11
                  3.1.9    ARTICLES OF INCORPORATION AND BYLAWS OF BORROWER.........11
                  3.1.10   EVIDENCE OF ALL CORPORATE ACTION BY GUARANTOR............11
                  3.1.11   CERTIFICATES OF EXISTENCE FOR GUARANTOR..................11
                  3.1.12   ARTICLES OF INCORPORATION AND BYLAWS OF GUARANTOR........11
                  3.1.13   CERTIFICATES OF ASSUMED BUSINESS NAME....................11
                  3.1.14   LETTER TO ACCOUNTANTS....................................11
                  3.1.15   PUBLIC RECORD SEARCHES...................................11
                  3.1.16   PAYMENT OF ORIGINATION FEE...............................11
                  3.1.17   ADDITIONAL DOCUMENTS.....................................12

         3.2      ALL ADVANCES......................................................12

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES..........................................12

         4.1      ORGANIZATION, GOOD STANDING, AND DUE QUALIFICATION................12
         4.2      POWER AND AUTHORITY...............................................12
         4.3      LEGALLY ENFORCEABLE AGREEMENT.....................................12
         4.4      FINANCIAL STATEMENTS..............................................13
         4.5      LABOR DISPUTES AND CASUALTIES.....................................13
         4.6      OTHER AGREEMENTS..................................................13
         4.7      NO LITIGATION.....................................................13
         4.8      NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS....................13
         4.9      OWNERSHIP AND LIENS...............................................13
         4.10     EMPLOYEE BENEFITS.................................................13
         4.11     OPERATION OF BUSINESS.............................................14
         4.12     TAXES.............................................................14
         4.13     DEBT..............................................................14
         4.14     ENVIRONMENTAL MATTERS.............................................14
         4.15     INVESTMENT COMPANY ACT............................................14
         4.16     PERFECTION OF SECURITY INTEREST...................................14
         4.17     SUBSIDIARIES AND OWNERSHIP OF STOCK...............................15

ARTICLE 5 - AFFIRMATIVE COVENANTS...................................................15

         5.1      MAINTENANCE OF EXISTENCE..........................................15
         5.2      MAINTENANCE OF RECORDS............................................15
         5.3      MAINTENANCE OF PROPERTIES.........................................15
         5.4      CONDUCT OF BUSINESS...............................................15
         5.5      MAINTENANCE OF INSURANCE..........................................15
         5.6      COMPLIANCE WITH LAWS..............................................15
         5.7      RIGHT OF INSPECTION...............................................16

         5.8      REPORTING REQUIREMENTS............................................16

                  5.8.1    ANNUAL FINANCIAL STATEMENTS..............................16
                  5.8.2    BORROWING BASE CERTIFICATE...............................16
                  5.8.3    MANAGEMENT LETTERS.......................................16
                  5.8.4    NOTICE OF LITIGATION.....................................16
                  5.8.5    NOTICE OF DEFAULTS AND EVENTS OF DEFAULT.................16
                  5.8.6    ERISA REPORTS............................................16
                  5.8.7    REPORTS TO OTHER CREDITORS...............................16
                  5.8.8    SEC REPORTS..............................................17
                  5.8.9    COMPLIANCE CERTIFICATE...................................17
                  5.8.10   GENERAL INFORMATION......................................17

         5.9      ENVIRONMENT.......................................................17
         5.10     REIMBURSEMENT OF LENDER EXPENSES..................................17
         5.11     BANK ACCOUNTS.....................................................17

ARTICLE 6 - NEGATIVE COVENANTS......................................................17

         6.1      LIENS.............................................................17
         6.2      DEBT..............................................................18
         6.3      MERGERS OR REORGANIZATION.........................................18
         6.4      LEASES............................................................18
         6.5      SALE AND LEASEBACK................................................19
         6.6      DIVIDENDS.........................................................19
         6.7      SALE OF ASSETS....................................................19
         6.8      INVESTMENTS.......................................................19
         6.9      GUARANTIES........................................................19
         6.10     ERISA PLANS.......................................................19
         6.11     TRANSACTIONS WITH AFFILIATES......................................19
         6.12     CHANGE OF NAME....................................................19
         6.13     CHANGE IN MANAGEMENT..............................................20
         6.14     ACCOUNTING........................................................20
         6.15     LOCATION OF CHIEF EXECUTIVE OFFICE................................20

ARTICLE 7 - FINANCIAL COVENANTS.....................................................20

         7.1      DEBT SERVICE COVERAGE RATIO.......................................20
         7.2      LEVERAGE RATIO....................................................20
         7.3      CURRENT RATIO.....................................................20

ARTICLE 8 - EVENTS OF DEFAULT.......................................................20

         8.1      EVENTS OF DEFAULT.................................................20
         8.2      CURE OF EVENT OF DEFAULT..........................................20

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
ARTICLE 9 - BANK'S RIGHTS AND REMEDIES..............................................22

         9.1      SPECIFIC REMEDIES.................................................22
         9.2      SET OFF...........................................................22
         9.3      CUMULATIVE REMEDIES...............................................22

ARTICLE 10 - MISCELLANEOUS..........................................................22

         10.1     AMENDMENTS, ETC...................................................22
         10.2     NOTICES, ETC......................................................22
         10.3     NO WAIVER.........................................................23
         10.4     SUCCESSORS AND ASSIGNS............................................23
         10.5     INTEGRATION.......................................................23
         10.6     APPLICATION OF PAYMENTS...........................................23
         10.7     CONTINUING WARRANTIES, REPRESENTATIONS AND COVENANTS..............23
         10.8     INDEMNITY.........................................................24
         10.9     CHOICE OF LAW AND VENUE...........................................24
         10.10    SEVERABILITY OF PROVISIONS........................................24
         10.11    HEADINGS..........................................................24
         10.12    JURY TRIAL WAIVER.................................................24
         10.13    DESTRUCTION OF BORROWER'S DOCUMENTS...............................24
         10.14    PARTICIPATIONS....................................................24
         10.15    EFFECTIVE DATE....................................................25
         10.16    COUNTERPARTS......................................................25

EXHIBITS TO CREDIT AGREEMENT


EXHIBIT NO.       EXHIBIT DESCRIPTION
-----------       -------------------
2.1.1.1           AUTHORIZED PERSONS
2.1.1.2           LIBOR LOAN REQUEST FORM
2.1.3             FORM OF REVOLVING NOTE
3.1.2             FORM OF SECURITY AGREEMENT

3.1.3             FORM OF CONTINUING AND UNCONDITIONAL GUARANTY
3.1.4             FORM OF GUARANTOR SECURITY AGREEMENT
3.1.6             FORM OF OPINION OF COUNSEL FOR BORROWER AND GUARANTORS
3.1.9             FORM OF LETTER TO ACCOUNTANTS
4.13              DEBT
4.17              SUBSIDIARIES
5.8.2             FORM OF BORROWING BASE CERTIFICATE
6.1               PERMITTED LIENS
6.10              ERISA PLANS

                           CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of the ___ day of August, 2000, between FIRST SECURITY BANK, N.A. ("Bank") and AMERICAN ECOLOGY CORPORATION, a Delaware corporation ("Borrower").

         The parties agree as follows:

                                    AGREEMENT

                  ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINED TERMS.

         As used in this Agreement, the following terms shall have the following definitions (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         "ACCOUNT" means a trade account, account receivable, or other right to payment for goods sold or leased or for services rendered (whether or not it has been earned by performance) owing to Borrower.

         "ACCOUNT DEBTOR" means the person or entity obligated on an Account.

         "ADJUSTED LIBOR INTEREST RATE" means the rate per annum equal to the quotient of (i) the London Interbank Offered Rate divided by (ii) one (1) minus the Eurocurrency Reserve Requirement for the applicable Interest Period, rounded upward, if necessary, to the nearest one-sixteenth of one percent. "Eurocurrency Reserve Requirement" means, for any LIBOR Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained by Bank during such Interest Period under Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time, against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Bank against (i) any category of liabilities that includes deposits by reference to which the Adjusted LIBOR Interest Rate for LIBOR Loans is to be determined; or (ii) any category of extension of credit or other assets that include LIBOR Loans.

         "AFFILIATE" means any Person (1) who directly or indirectly controls, or is controlled by, or is under common control with the Borrower; (2) who directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGREEMENT" means this Credit Agreement, as amended, supplemented, or modified from time to time.

         "BANK" means First Security Bank, N.A., its successors and assigns.

         "BORROWER" means American Ecology Corporation, a Delaware corporation.

         "BORROWING BASE" means eighty percent (80%) of the aggregate amount of Eligible Accounts.

         "BUSINESS DAY" means a day other than Saturday or Sunday and a day on which commercial banks are required to be open for business in Boise, Idaho, under the laws of the state of Idaho, and, if the applicable day relates to a LIBOR Loan, Interest Period, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London Interbank market and banks are open for business in London.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

         "COLLATERAL" means and includes, without limitation, all property and assets granted as collateral security for an Obligation, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The Collateral includes, without limitation, all of Borrower's and each Guarantor's now owned or hereafter acquired Accounts.

         "COMMITMENT AMOUNT" means Five Million Dollars ($5,000,000).

         "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of
Section 414(b) or 414(c) of the Code.

         "ELIGIBLE ACCOUNT" means an Account, excluding all of the following:

                  (a) Accounts that remain uncollected more than ninety (90) days from the invoice date ("Delinquent Accounts").

                  (b) Accounts due from an Account Debtor that has suffered a business failure or the termination of its existence, or as to which a dissolution, insolvency or bankruptcy proceeding has been commenced, any assignment for the benefit of creditors has been made, or a trustee, receiver or conservator has been appointed for all or any part of the property of such Account Debtor.

                  (c) Accounts due from an Account Debtor affiliated with Borrower in any manner, including, without limitation, as stockholder, owner, officer, director, agent or employee.

                  (d) Accounts with respect to which payment is or may be conditional.

                  (e) Accounts due from an Account Debtor who is not a resident or citizen of, located in, or subject to service of process in, the United States of America, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Bank.

                  (f) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

                  (g) Accounts due from an Account Debtor that is any national, federal or state government, including, without limitation, any instrumentality, division, agency, body or department thereof, except where such Account Debtor has agreed to make payment directly to the Bank.

                  (h) Accounts commonly known as "bill and hold" or similar arrangement.

                  (i) Accounts due from an Account Debtor as to which ten percent (10%) or more of the aggregate dollar amount of all outstanding accounts owing from such Account Debtor are Delinquent Accounts.

                  (j) That portion of Accounts due from an Account debtor that is in excess of ten percent (10%) of Borrower's aggregate dollar amount of all outstanding accounts.

                  (k) Accounts as to which Borrower is or may become liable to the Account Debtor for any reason.

                  (l) Accounts that are not free of all liens, encumbrances, charges, rights and interest of any kind, except in favor of Lender.

                  (m) Accounts that are supported or represented by chattel paper or an instrument, unless such instrument or chattel paper is endorsed and actually delivered to Bank and Bank shall have specifically agreed to include the current payment due under the instrument or chattel paper as an Eligible Account.

                  (n) Accounts with respect to which the Account Debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year.

         "ENVIRONMENTAL LAWS" shall mean and include, without limitation, the Resource Conversation and Recovery Act of 1976 (RCRA), 42 USC Sections 6901 et. seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) 42 USC Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Hazardous Materials Transportation Authorization Act of 1994, 49 USC Sections 5101 et. seq., the Federal Water Pollution Control Act, 33 USC Sections 1251 et. seq., the Clean Air Act, 42 USC Sections 741 et. seq., the Clean Water Act, 33 USC Section 7401, the Toxic Substances Control Act, 15 USC Sections 2601-2629, the Safe Drinking Water Act, 42 USC Sections 300f-300j, and all amendments thereto, and legally enforceable rules, regulations, orders, and decrees promulgated thereunder, and any other local, state and/or federal laws, rules, regulations and ordinances, whether currently in existence or hereafter enacted, that govern, to the extent applicable to Borrower's businesses, properties and assets: (a) the existence, cleanup and/or remedy of contamination on property;
(b) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (c) the emission or discharge of Hazardous Substances into the environment; (d) the control of Hazardous Substances; or (e) the use, generation, transport, treatment, removal or recovery of Hazardous Substances.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, including any regulations issued in connection therewith.

         "EVENT OF DEFAULT" means the occurrence of any of the events set forth in Article 9 of this Agreement.

         "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination consistently applied.

         "GUARANTOR" means, jointly and severally, US Ecology, Inc., a California corporation, Texas Ecologists, Inc., a Texas corporation, American Ecology Recycle Center, Inc., a Delaware corporation, American Ecology Environmental Services Corporation, a Texas corporation, American Ecology Management Corporation, a Delaware corporation, American Ecology International, Inc., a Delaware corporation, American Ecology Services Corp., a Delaware corporation, Transtec Environmental, Inc., an Ohio corporation, Nuclear Equipment Services Center, Inc., a Delaware corporation, and American Liability and Excess Insurance Company, a Vermont corporation.

         "GUARANTY" means any guaranty of the Obligations executed by a Guarantor.

         "HAZARDOUS SUBSTANCE" means (a) any oil, petroleum products, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants that (i) pose a hazard to Borrower's owned or leased real property or to persons on or about such real property or (ii) cause Borrower's owned or leased real property to be in violation of any Environmental Laws; (b) asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of "toxic waste," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of Borrower's owned or leased real property or the owners and/or occupants of property adjacent to or surrounding such real property or any other person coming upon such real property or adjacent property; and (e) any other chemical, materials or substance that may or could pose a hazard to the environment and are or become subject to regulation by any Environmental Laws.

         "INTEREST PERIOD" means with respect to any LIBOR Loan, the period commencing on the date such loan is made and ending, as the Borrower may select, pursuant to this Agreement, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

         "LENDER EXPENSES" means all costs and expenses reasonably incurred by Bank in connection with the preparation, negotiation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, extension, renewal or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Bank, incurred in connection with advising Bank as to its rights and responsibilities hereunder and structuring, drafting, reviewing, amending, or otherwise involving the Loan Documents, and all costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise.

         "LETTER OF CREDIT" has the meaning set forth in Section 2.2, but specifically excludes the Term Standby Letter of Credit.

         "LETTER OF CREDIT COMMITMENT" means Bank's commitment to issue letters of credit from time to time in accordance with Section 2.2 of this Agreement.

         "LETTER OF CREDIT COMMITMENT AMOUNT" means Three Million Dollars ($3,000,000), less the amount of the outstanding principal balance of the Revolving Loans in excess of Two Million Dollars ($2,000,000).

         "LIBOR LOAN" means any loan under this Agreement bearing interest at a rate based upon Adjusted LIBOR Interest Rate.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "LOAN" means a Revolving Loan.

         "LOAN DOCUMENTS" means collectively this Agreement, any note executed by Borrower to the order of Bank and any other agreements or documents, whether now or hereafter existing, executed or delivered in connection with this Agreement or any amendment thereto, and any amendments, supplements, modifications, renewals, extensions, or refundings of any of the foregoing documents.

         "LONDON INTERBANK OFFERED RATE" means for any Interest Period for a LIBOR Loan the lowest rate per annum quoted by Barclays, Tokyo/Mitsubishi, and Banker's Trust at approximately 11:00 a.m. London time appearing on the Reuters LIBOR page screen two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of dollar deposits for a period and an amount comparable to the Interest Period and principal amount of the LIBOR Loan that shall be made by Bank and outstanding during the Interest Period.

         "MATURITY DATE" means August 30, 2002, or such other date as Bank and Borrower may agree upon in writing from time to time.

         "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA.

         "OBLIGATIONS" means any and all loans, lines of credit, advances, letter of credit obligations, debts, overdrafts, liabilities, indebtedness, lease payments, guaranties, covenants, and duties owing by Borrower to Bank of any kind and description (whether advanced pursuant to or evidenced by the Loan Documents or any other instrument or agreement between Bank and Borrower), any debt, liability, or obligation owing by Borrower to others that Bank may have obtained by assignment or otherwise, any interest not paid when due, all Lender Expenses, and all renewals, extensions, and modifications of the foregoing, or any part thereof, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED LIENS" shall have the meaning assigned to such term in
Section 6.1 of this Agreement.

         "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

         "PLAN" means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         "PRIME LOAN" means any loan under this Agreement bearing interest at a rate based upon the Prime Rate.

         "PRIME RATE" means the Bank's announced rate of interest referred to as its prime rate used as a reference point from which the cost of credit to customers may be calculated. The Prime Rate is subject to change from time to time. The Prime Rate is not intended to be the lowest rate of interest charge by the Bank to its borrowers, and Bank may make loans to other Persons bearing interest at, above, or below the Prime Rate.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

         "REVOLVING LOANS" shall have the meaning assigned to such term in
Section 2.1 of this Agreement.

         "REVOLVING NOTE" means the promissory note described in Subsection
2.1.3.

         "SECURITY AGREEMENT" means the Security Agreement to be delivered to Bank by the Borrower pursuant to Subsection 3.1.2 of this Agreement.

         "SUBSIDIARY" means, as to the Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

         1.2 ACCOUNTING TERMS.

         All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.4, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                     ARTICLE 2 - LOANS AND TERMS OF PAYMENT

         2.1 REVOLVING CREDIT.

         Upon the request of Borrower, made at any time and from time to time from the date hereof until the Maturity Date, and so long as no Event of Default has occurred, Bank shall make loans (the "Revolving Loans") to Borrower in an aggregate principal amount not to exceed at any time outstanding the lesser of
(i) the Borrowing Base or (ii) the Commitment Amount. Subject to the terms of this Agreement, loans made by Bank may be repaid and reborrowed, up to and including the Maturity Date. If at any time and for any reason the amount of advances made pursuant to this Section exceed the above dollar limitation, then Borrower, upon Bank's election and demand, shall immediately pay to Bank in cash the amount of such excess.

                  2.1.1 MANNER OF REQUESTING.

                           2.1.1.1 PRIME LOANS. Except for Sweep Loans
described below, Bank is authorized to make a Prime Revolving Loan upon written or, at the discretion of Bank, telephonic instructions received from any person purporting to be a person identified in the attached EXHIBIT 2.1.1.1 or such other persons as Borrower may from time to time designate in writing to Bank. Upon receipt of such instructions and fulfillment of the applicable conditions set forth in Article 3, Bank shall make the Revolving Loan to Borrower by crediting the amount thereof to the Borrower's account with Bank. Subject to the terms hereof, Bank shall make Prime Revolving Loans to Borrower in an amount equal to the amount by which the amount of checks clearing any designated disbursement bank account that Borrower may now or hereafter have with Bank exceeds the amount of collected funds in the disbursement account's related depository bank account that Borrower may now or hereafter have with Bank ("Sweep Loans"). The existence of such an excess of clearing checks shall be deemed to be a request by Borrower for any such Prime Revolving Loan. Each Sweep Loan shall be a Revolving Loan and must satisfy all requirements for a Revolving Loan.

                           2.1.1.2 LIBOR LOANS. For any Revolving Loan that is
to be a LIBOR Loan, the Borrower shall request such a Loan by delivering a LIBOR Loan Request to Bank no later than 11:00 a.m. (Boise, Idaho time) at least two
(2) Business days prior to the requested date of the Loan. A LIBOR Loan Request shall specify (a) the date of the requested Loan, (b) the amount of such Loan, and (c) the requested duration of the Interest Period for the Loan, and shall be in substantially the form of the attached EXHIBIT 2.1.1.2 executed by any person purporting to be a person identified in Exhibit 2.1.1.1 or such other persons as Borrower may from time to time designate in writing to Bank. If Bank determines that the requested Loan is available and will comply with this Agreement, and if no Event of Default has occurred and is continuing, Bank shall make the LIBOR Loan to Borrower by crediting the amount thereof to the Borrower's account with Bank.

                  2.1.2 INTEREST ON THE REVOLVING LOANS.

                  Each Revolving Loan shall be a Prime Loan or a LIBOR Loan, as selected by Borrower in accordance with the terms of this Agreement.

                           2.1.2.1 Each Revolving Loan that is a Prime Loan
shall bear interest at a fluctuating per annum rate equal to the Prime Rate increased by 0.75% during the first 6 months after the date of this Agreement and thereafter increased by the applicable Prime Margin set forth below. Agent's Prime Rate may change from time to time, and the interest payable will continue to fluctuate at the rate as stated herein. Any changes to the Prime Rate shall become effective without prior notice to Borrower on the date on which the Prime Rate changes.

                           2.1.2.2 Each Revolving Loan that is a LIBOR Loan
shall bear interest at a fluctuating per annum rate equal to the Adjusted LIBOR Interest Rate for the applicable Interest Period, as quotes are available, increased by 3.25% during the first 6 months after the date of this Agreement and thereafter increased by the applicable LIBOR Margin set forth below. Any changes to the LIBOR Margin shall not apply to LIBOR Loans outstanding or requested on the date the LIBOR Margin is adjusted.

                           2.1.2.3 The Prime Margins, the LIBOR Margins, and the
Commitment Margins and the L/C fees are as follows:

            FUNDED DEBT RATIO                     PRIME     LIBOR      COMMITMENT    L/C FEE
less than 1.00:1.00                                0.0%      2.50%        0.15%        1.25%

less than 2.00:1.00 but greater than or           0.25%      2.75%        0.25%       1.375%
equal to 1.00:1.00

less than 3.00:1.00 but greater than or           0.50%      3.00%        0.30%        1.50%
equal to 2.00:1.00

less than 4.00:1.00 but greater than or           0.75%      3.25%        0.40%        1.75%
equal to 3.00:1.00

greater than or equal to 4.00:1.00                1.00%      3.50%        0.50%        2.00%

                           2.1.2.4 The Prime Margin, LIBOR Margin, and
Commitment Margin shall be based upon the Borrower's Funded Debt Ratio (defined in paragraph 2.1.2.5) determined on a rolling four quarter basis from the Borrower's financial statements delivered to Bank and adjusted, if necessary, on the first day of the second month after Bank's receipt of financial statements that show an adjustment is necessary.

                           2.1.2.5 Borrower's Funded Debt Ratio shall be the
ratio of Borrower's Funded Debt to EBITDA. The term "Funded Debt" shall mean, as of the date of determination as applied to Borrower, the sum of (i) all indebtedness of Borrower owing to third parties for money borrowed, including capitalized leases of Borrower having a final maturity of one (1) year or more from the date of creation (including that portion of the principal of such indebtedness due within one (1) year from the date of such determination), (ii) any indebtedness of the Borrower having a final maturity within one (1) year from such date which may be renewed or extended at the option of the Borrower for more than one (1) year from such date, (iii) the outstanding balance of the Revolving Loans, (iv) all obligations for the deferred purchase price of any property or assets, including, without limitation, operating leases for such purpose (excluding trade payables), and (v) all obligations of Borrower created or arising with respect to property or assets acquired under any conditional sales contract or other title retention agreement or incurred as financing, less the amount of Borrower's short term investments as of the date of determination. The term "EBITDA" shall mean, for any period, as applied to Borrower, the sum of Borrower's earnings before (a) interest expense, (b) depreciation, (c) dividends, (d) taxes, and (e) amortization.

                  2.1.3 REVOLVING NOTE.

                  All Revolving Loans made by the Bank under this Agreement shall be evidenced by a single promissory note of the Borrower in the stated principal amount of the Commitment Amount executed by Borrower substantially in the form of EXHIBIT 2.1.3 (the "Revolving Note").

                  2.1.4 REPAYMENT.

                  Interest accrued on Prime Revolving Loans shall be paid on or before the 10th day of each month in an amount equal to the interest accrued as of the last day of the immediately preceding month. Interest accrued on LIBOR Revolving Loans shall be paid on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months (if such an Interest Period is permitted under this Agreement), at three month intervals after the first day of such Interest Period. All outstanding principal and accrued interest of the Revolving Loans shall be paid in full on the Maturity Date.

                  2.1.5 COMMITMENT FEE.

                  The Borrower shall pay to the Bank a commitment fee on the average daily unused portion of the Commitment Amount from the date of this Agreement until the Maturity Date at the per annum rate of 0.40% during the first 6 months after the date of this Agreement and thereafter at the per annum rate of the Commitment Margin set forth in paragraph 2.1.2.3, payable in arrears on the first Business Day of each of Borrower's fiscal quarter during the term of such Bank's Commitment and on the Maturity Date.

                  2.1.6 ORIGINATION FEE.

                  The Borrower shall pay Bank an origination fee for the Revolving Loans in the amount of Ten Thousand Dollars ($10,000). The origination fee shall be paid on the date of this Agreement. The origination fee shall represent an unconditional payment to Bank in consideration of Bank's agreement to extend financial accommodations to Borrower pursuant to this Agreement.

                  2.1.7 USE OF PROCEEDS OF REVOLVING LINE OF CREDIT.

                  The proceeds of the Revolving Line of Credit shall be used by the Borrower to provide financing for Borrower's Accounts and other working capital needs. The Borrower shall not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates, or is inconsistent with, Regulation X of such Board of Governors.

         2.2 LETTERS OF CREDIT.

         Subject to the terms and conditions of this Agreement, as a subfeature of the Revolving Loans, Bank shall issue for the account of Borrower from time to time until the Maturity Date such standby or commercial letters of credit to be used by Borrower for general corporate purposes (individually a "Letter of Credit" and collectively the "Letters of Credit") as Borrower may request under this Section. Subject to the terms of this Agreement, Letters of Credit may be drawn, reimbursed, or returned undrawn, as applicable, up to and including the Maturity Date. At no time, however, shall the total face amount of the Letters of Credit outstanding, less any partial draws under the Letters of Credit exceed the Letter of Credit Commitment Amount.

                  2.2.1 APPLICATIONS.

                  Prior to issuance of each Letter of Credit, and in all events prior to any daily cutoff time Bank may have established for purposes thereof, Borrower shall deliver to Bank an executed standard form of application for issuance of a letter of credit with such other documents, instruments and agreements as Bank may reasonably require.

                  2.2.2 FACILITY TERMINATION.

                  The commitment by Bank to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of this Agreement, automatically terminate on the Maturity Date. No Letter of Credit shall expire on a date that is after the Maturity Date without Bank's prior written approval.

                  2.2.3 FEES.

                  Borrower shall pay Bank, on demand, Bank's standard fees for issuing or administering a commercial Letter of Credit. With respect to each standby Letter of Credit, Borrower shall pay Bank a fee equal to the L/C Fee (set forth in paragraph 2.1.2.3) per annum of the face amount of the Letter of Credit, payable quarterly in advance, except that during the first 6 months after the date of this Agreement the fee shall be equal to 1.75% per annum of the face amount of the Letter of Credit.

                  2.2.4 FORM.

                  Each Letter of Credit shall be subject to the terms and conditions of the application and agreement submitted to Bank by Borrower and otherwise in form and substance reasonably satisfactory to Bank and in favor of beneficiaries reasonably satisfactory to Bank. Bank may, in its reasonable discretion, refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where Bank, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit. In all cases, however, the Bank shall use its best efforts to issue a Letter of Credit reasonably acceptable to Bank and Borrower.

                  2.2.5 REIMBURSEMENT.

                  Immediately after the payment by Bank of any drawing under any Letter of Credit (a "Drawing Payment") and not later than 12:00 noon (Boise, Idaho time) on the date of such Drawing Payment, Borrower shall make or cause to be made a payment in the amount of such Drawing Payment (a "Reimbursement Payment") to Bank. Borrower may, to the extent Revolving Loans then are available under this Agreement, make any Reimbursement Payment with the proceeds of a Revolving Loan. Bank may, if it so elects (but shall have no obligation to), treat any Drawing Payment as a Prime Loan. The right of Bank to treat a Drawing Payment as a Prime Loan shall not be affected by the occurrence or existence of any Event of Default, the failure of Borrower to satisfy any conditions precedent to a Loan, or any other circumstance or condition.

                  2.2.6 REIMBURSEMENT OBLIGATIONS ABSOLUTE.

                  The obligation of Borrower to reimburse Bank for Drawing Payments (such obligation referred to as a "Reimbursement Obligation") shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and any Letter of Credit agreement.

         2.3 METHOD OF PAYMENT.

         All payments shall be made to Bank at its Corporate Banking office in Boise, Idaho in lawful money of the United States in immediately available funds. Bank shall send Borrower a monthly statement of the amount of interest accrued during the preceding month. No checks, drafts, or other instruments received by Bank purportedly in satisfaction of any of the Obligations shall constitute payment thereof unless and until such instruments have actually been collected. All payments received after 11:00 a.m. Boise, Idaho time shall be considered to have been received the next Business Day. The Borrower authorizes the Bank, if and to the extent payment is not made when due under any Loan Document, to charge from time to time against any account of the Borrower with the Bank any amount so due. In case the due date of any payment falls on a day that is not a Business Day, such payment shall instead be due the next succeeding Business Day, and interest shall continue to accrue. Bank may note the date, amount and interest rate (and Interest Period with respect to LIBOR Loans) of each Loan and each payment of principal and interest with respect hereto in Bank's books and records (either manually or by electronic entry), which notation shall be conclusive evidence of the information noted, absent manifest error. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

         2.4 PREPAYMENTS.

         The Borrower may prepay any or all Prime Loans without penalty or premium. A LIBOR Loan may be prepaid in whole or in part only on the last day of the Interest Period for such Loan, unless Borrower pays to Bank the prepayment funding loss indemnification pursuant to Section 2.9.

         2.5 LATE CHARGES AND DEFAULT INTEREST.

         If Bank has not received the full amount of any payment by the end of fifteen (15) calendar days after the date due, including the balance due at maturity, Borrower shall pay a late charge to Bank in the amount of five percent (5%) of the overdue payment of principal and/or interest. Borrower shall pay the late charge promptly, but only once on each late payment. In addition to any late charges that may be assessed as herein provided, the outstanding balance of the Loans after the occurrence of an Event of Default shall accrue interest from the date of the Event of Default at the rate equal to four (4) percentage points per annum in excess of the interest rate that would otherwise be charged if no Event of Default existed. If Bank shall waive in writing or Borrower shall cure such Event of Default, the interest rate shall revert to the non-default rate from and after such waiver or completion of such cure, until another such Event of Default.

         2.6 ADDITIONAL INTEREST RATE PROVISIONS.

                  2.6.1 If Bank shall have determined (which determination shall be conclusive and binding) that for any reason adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Interest Rate for any or all Interest Periods, Bank shall give notice of such determination to the Borrower. If such notice is given, and until such notice has been withdrawn by Bank, no additional LIBOR Loans for such Interest Periods shall be made and no additional conversions of Loans to LIBOR Loans for such Interest Periods shall be permitted, and at the end of the Interest Period relating to any outstanding LIBOR Loans such Loans shall become Prime Loans.

                  2.6.2 Notwithstanding any other provisions herein, if any law, treaty, rule or regulation, or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for Bank to make or maintain LIBOR Loans as contemplated by this Agreement, the obligation of Bank hereunder to make LIBOR Loans shall forthwith be canceled, and, if required, each LIBOR Loan then outstanding shall immediately become a Prime Loan.

                  2.6.3 In the event that any adoption or modification of any law, treaty, rule, or regulation, or determination of a court or other governmental authority, or that any change in the interpretation or application thereof, which adoption, modification or change becomes effective after the date hereof, or in the event that compliance by Bank with and request or directive issued after the date hereof (whether or not having the force of law) from any governmental authority:

                           (A) does or shall subject Bank or any of its foreign
offices to any tax of any kind whatsoever with respect to the Loan Documents, or changes the basis of taxation of payments to Bank of principal, interest, fees, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

                           (B) does or shall impose, modify, or hold applicable
any reserve, special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by any office of Bank (other than to the extent previously taken into account in determining the Prime Rate or statutory reserves); or

                           (C) does or shall impose on Bank any other condition;
and the result of any of the foregoing is to increase the cost to Bank of making, renewing, or maintaining the loans hereunder, or to reduce any amount receivable thereunder or under any of the Loan Documents; then, in any such case, the Borrower shall promptly pay to Bank, upon demand, such amount or amounts as may be necessary to compensate Bank for any additional cost or reduced amount received. Bank shall deliver to the Borrower a written statement of the losses or expenses sustained or incurred, and any reasonable allocation made by Bank of such losses and expenses shall be conclusive, absent manifest error. Bank shall promptly notify the Borrower of any event of which it has knowledge, occurring after the Closing Date, which event will entitle Bank to compensation under this Section.

                  2.6.4 The actual interest to be charged on the Loans shall be calculated daily on the outstanding balance for the actual number of days elapsed on the basis of a year consisting of 360 days for LIBOR Loans and 365/366 days for Prime Loans. Should the rate of interest exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed. The principal amount outstanding on which the interest rate(s) shall be charged shall be determined from the Bank's records, which shall at all times be conclusive, absent manifest error.

         2.7 LIBOR LOAN EXTENSIONS AND CONVERSIONS.

         So long as no Event of Default has occurred and is continuing and subject to the terms and conditions hereof, the Borrower may extend a LIBOR Loan beyond its current Interest Period by giving Bank a LIBOR Loan Request for the extension. The Borrower may also convert any Prime Loan into a LIBOR Loan by giving Bank a LIBOR Loan Request for the conversion. Unless Bank receives notice of a proposed extension or conversion as and when required hereunder, then at the end of an Interest Period for a LIBOR Loan such Loan shall automatically convert to a Prime Loan.

         2.8 MINIMUM LIBOR LOAN REQUIREMENTS.

         Each LIBOR Loan shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000). No Revolving Loan shall be made as, extended as, or converted into, a LIBOR Loan with an Interest Period that ends after the Maturity Date. No part of the Term Loan shall be made as, extended as, or converted into, a LIBOR Loan with an Interest Period that ends after the Term Loan Maturity Date. No part of the Loan shall be made as, extended as, or converted into, a LIBOR Loan with an Interest Period that ends after the Maturity Date. No more than four (4) LIBOR Loans shall be outstanding at one time.

         2.9 FUNDING LOSS INDEMNIFICATION.

         The Borrower shall indemnify and hold Bank free and harmless from any loss or expense (including without limitation any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Bank to fund or maintain any LIBOR Loan) that Bank may incur as a result of (i) the Borrower's failure to make a borrowing, conversion, or extension with respect to a LIBOR Loan after making a request therefor; (ii) a prepayment (whether optional or mandatory) of a LIBOR Loan prior to the expiration of a related Interest Period, and (iii) the conversion of a LIBOR Loan as a result of any of the events indicated in paragraph 2.6.2. At the election of Bank such losses shall be conclusively deemed to consist of an amount equal to:

                  (i) The interest that would have been received from the Borrower on the amounts during the Interest Period (or remaining portion thereof in question) had the Borrower not prepaid, repaid, or failed to borrow, convert, or extend, such funds, as the case may be, minus

                  (ii) The return that Bank could have obtained had it placed such funds on deposit in the interbank dollar market selected by Bank in its sole discretion on the date of such prepayment, repayment or failure to borrow, convert, or extend as the case may be, and such funds had remained on deposit until the end of the applicable Interest period.

         2.10 TAXES ON PAYMENTS.

         All payments made by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Bank as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax on Bank, excluding a connection arising solely from Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement or the other Loan Documents). If any Taxes are required to be withheld from any amounts payable to Bank under any Loan Document, the amounts so payable to Bank shall be increased to the extent necessary to yield to Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents.

         2.11 GRANT OF SECURITY INTEREST.

         Borrower grants to Bank a continuing security interest in the Collateral, including all proceeds and products thereof, in order to secure prompt repayment of the Obligations and prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and the other Loan Documents. Bank's security interest in the Collateral shall be further evidenced by the Security Agreement and such other security documents as Bank may at any time require.

         2.12 FINANCING STATEMENTS.

         The Borrower shall from time to time, at the expense of Borrower, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Bank may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by any Loan Document or to enable Bank to exercise and enforce its rights and remedies under any Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Bank may request, in order to perfect and preserve the pledge assignment, and security interest granted or purported to be granted by any Loan Document. Borrower irrevocably makes, constitutes, and appoints Bank (and any of Bank's officers, employees, or agents designated by Bank) as Borrower's true and lawful attorney with power, upon Borrower's failure or refusal to comply with their undertakings contained in this paragraph, to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue Bank's perfected security interest in the Collateral.

                        ARTICLE 3 - CONDITIONS PRECEDENT

         3.1 INITIAL ADVANCE.

         The obligation of Bank to make the initial Loan to the Borrower under this Agreement is subject to the conditions precedent that Bank shall have received on or before the day of such loan each of the following, in form and substance satisfactory to Bank and its legal counsel:

                  3.1.1 REVOLVING NOTE.

                  The Revolving Note executed by the Borrower.

                  3.1.2 SECURITY AGREEMENT.

                  The Security Agreement in substantially the form of EXHIBIT
3.1.2 executed by Borrower, together with all UCC-1 financing statements desirable in the opinion of Bank to perfect the security interest created by the Security Agreement.

                  3.1.3 GUARANTY.

                  A guaranty of the Obligations in substantially the form of
EXHIBIT 3.1.3 executed by each Guarantor.

                  3.1.4 GUARANTOR SECURITY AGREEMENTS.

                  A security agreement in substantially the form of EXHIBIT
3.1.4 executed by each Guarantor, together with all UCC-1 financing statements desirable in the opinion of Bank to perfect the security interest created by the security agreement.

                  3.1.5 EVIDENCE OF INSURANCE.

                  Evidence of the insurance Borrower must maintain in accordance with the Loan Documents.

                  3.1.6 OPINION OF COUNSEL FOR BORROWER AND GUARANTOR.

                  A favorable opinion of counsel for Borrower and Guarantor, in substantially the form of EXHIBIT 3.1.6 and as to such other matters as Bank may reasonably request.

                  3.1.7 EVIDENCE OF ALL CORPORATE ACTION BY BORROWER.

                  Certified copies of all corporate action taken by Borrower authorizing its execution and delivery of the Loan Documents and each other document to be delivered pursuant to this Agreement and its performance of its agreements thereunder.

                  3.1.8 CERTIFICATES OF EXISTENCE FOR BORROWER.

                  Certificates of existence or good standing dated a reasonable date before the effective date of this Agreement showing that the Borrower is in good standing under the laws of the state of its incorporation and all other states in which it is doing business.

                  3.1.9 ARTICLES OF INCORPORATION AND BYLAWS OF BORROWER.

                  Copies of the articles of incorporation and bylaws of Borrower certified by an officer of Borrower to be true and correct.

                  3.1.10 EVIDENCE OF ALL CORPORATE ACTION BY GUARANTOR.

                  Certified copies of all corporate action taken by each Guarantor authorizing its execution and delivery of the Guaranty and the performance of its agreements thereunder.

                  3.1.11 CERTIFICATES OF EXISTENCE FOR GUARANTOR.

                  Certificates of existence or good standing dated a reasonable date before the effective date of this Agreement showing that each Guarantor is in good standing under the laws of the state of its incorporation and all other states in which it is doing business.

                  3.1.12 ARTICLES OF INCORPORATION AND BYLAWS OF GUARANTOR.

                  Copies of the articles of incorporation and bylaws of each Guarantor certified by an officer of the Guarantor to be true and correct.

                  3.1.13 CERTIFICATES OF ASSUMED BUSINESS NAME.

                  Copies of all certificates of assumed business name, if any, filed by Borrower.

                  3.1.14 LETTER TO ACCOUNTANTS.

                  A letter in the form of EXHIBIT 3.1.14 to Borrower's outside auditors (which letter Borrower shall also deliver to any subsequent outside auditors hired by Borrower, all of which shall be independent certified public accountants acceptable to Bank): (1) instructing such auditors to send to Bank copies of all final financial statements and reports that are prepared as a result of any audit or other review of Borrower's operations, finances, or internal controls, including any reports dealing with improper accounting practices, defalcations, financial reporting errors, or misstatements or fraud;
(2) authorizing such auditors to, upon Bank's request, meet with Bank to discuss said financial statements and any questions regarding same; and (3) advising such auditors that one of the principal purposes of the audited financial statements which they may be asked to prepare is to provide Bank with information regarding Borrower's financial condition.

                  3.1.15 PUBLIC RECORD SEARCHES.

                  Uniform Commercial Code financing statement searches, federal and state income tax lien searches, judgment searches, or other similar searches on Borrower and any other Persons that Bank may require and in such form as Bank may require.

                  3.1.16 PAYMENT OF ORIGINATION FEE.

                  Payment of the origination fee as required by Section 2.1.6 of this Agreement.

                  3.1.17 ADDITIONAL DOCUMENTS.

                  Such additional approvals, opinions, or documents as Bank may reasonably request.

         3.2 ALL ADVANCES.

         The obligation of Bank to make each Loan under this Agreement shall be subject to the following conditions precedent:

                  3.2.1 The following statements shall be true on the date of each loan, and, if requested by Bank, Borrower shall have delivered to Bank a certificate signed by a duly authorized officer of the Borrower, certifying to Bank the truth of the following statements:

                           (a) The representations and warranties contained in
this Agreement and in the Loan Documents are correct on and as of the date of such loan as though made on and as of such date.

                           (b) No Event of Default has occurred and is
continuing, or would result from such loan.

                  3.2.2 Bank shall have received such other approvals, opinions, or documents as Bank may reasonably request.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make the loans as provided in this Agreement, the Borrower makes the following representations and warranties to the Bank, which shall survive execution of this Agreement:

         4.1 ORGANIZATION, GOOD STANDING, AND DUE QUALIFICATION.

         Borrower was organized under the Delaware General Corporation Law and exists in good standing under the laws of the jurisdiction of its organization with power under the Delaware General Corporation Law to own or lease its assets and to transact the business in which it is now engaged or proposed to be engaged. Borrower is qualified to transact business as a foreign corporation in good standing under the laws of each other jurisdiction in which such qualification is required. Each of Borrower's Subsidiaries and each Guarantor was organized under the general business corporation law of the jurisdiction of its organization and exists in good standing under the laws of the jurisdiction of its organization with power under the general business corporation law of such jurisdiction to own or lease its assets and to transact the business in which it is now engaged or proposed to be engaged. Each of Borrower's Subsidiaries and each Guarantor is qualified to transact business as a foreign corporation in good standing under the laws of each other jurisdiction in which such qualification is required.

         4.2 POWER AND AUTHORITY.

         Borrower has authorized the execution and delivery of the Loan Documents to which it is a party and the performance of its agreements thereunder by all necessary corporate action under the Delaware General Corporation Law. Each Guarantor has authorized the execution and delivery of the Loan Documents to which it is a party and the performance of its agreements thereunder by all necessary corporate action under the general business corporation law of the jurisdiction of its organization. Borrower's and each Guarantor's execution and delivery of the Loan Documents to which it is a party and the performance of its respective obligations thereunder will not (1) require any consent or approval of the shareholders of Borrower or the Guarantor that has not been obtained; (2) violate Borrower's or the Guarantor's certificate or articles of incorporation (however denominated); (3) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower or the Guarantor; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower or a Guarantor is a party or by which it or its properties may be bound or affected; or (5) cause Borrower or a Guarantor to violate any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or be in default under any such indenture, agreement, lease, or instrument.

         4.3 LEGALLY ENFORCEABLE AGREEMENT.

         This Agreement is, and each of the other Loan Documents to which Borrower is a party when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally. Each Guaranty and other Loan Document to which a Guarantor is a party when delivered under this Agreement will be the legal, valid, and binding obligation of the applicable Guarantor, enforceable against the Guarantor in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         4.4 FINANCIAL STATEMENTS.

         All financial statements and information relating to Borrower, any Subsidiary, any Affiliate of Borrower, and any Guarantor that have been delivered by Borrower or a Guarantor to Bank are complete and correctly and fairly present the financial condition of the Borrower, the Subsidiary, the Affiliate of Borrower, or the Guarantor, as applicable, as of the date of such statements and information and the results of the operations of the Borrower and the affiliates of Borrower for the periods covered by such statements, all in accordance with GAAP (subject to year-end adjustments in the case of the interim financial statements). There has been no material adverse change in the financial condition of Borrower, an Affiliate of Borrower, or a Guarantor since the date of the most recent of such applicable financial statements submitted to Bank. There are no liabilities of Borrower, a Subsidiary, or a Guarantor, fixed or contingent, that are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of the most recent of such applicable financial statements submitted to Bank. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         4.5 LABOR DISPUTES AND CASUALTIES.

         Except as disclosed in Borrower's Forms 10-K and 10-Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, neither the businesses nor the properties of the Borrower or any Subsidiary or any Guarantor are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance), materially and adversely affecting such businesses or properties or the operation of the Borrower or the Subsidiary or the Guarantor.

         4.6 OTHER AGREEMENTS.

         No event has occurred and is continuing that constitutes or that, with the giving of notice or the lapse of time or both, could constitute, an event of default or a default under any agreement or guaranty to which the Borrower or any Subsidiary or any Guarantor is a party, and no such event will occur upon the making of the loans hereunder.

         4.7 NO LITIGATION.

         Except as disclosed in Borrower's Forms 10-K and 10-Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, there is no pending action or proceeding against or affecting the Borrower or any Subsidiary or any Guarantor before any court, governmental agency, or arbitrator, that would have a reasonable possibility to, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower or any Subsidiary or any Guarantor to perform its obligations under the Loan Documents to which it is a party.

         4.8 NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS.

         Except as disclosed in Borrower's Forms 10-K and 10-Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, the Borrower, each Subsidiary, and each Guarantor have satisfied all judgments against it, and neither the Borrower nor any Subsidiary nor any Guarantor is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

         4.9 OWNERSHIP AND LIENS.

         The Borrower and each Subsidiary has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including, without limitation, the Collateral, and none of such properties and assets owned by the Borrower or a Subsidiary and none of their leasehold interests are subject to any Lien, except Permitted Liens.

         4.10 EMPLOYEE BENEFITS.

         The Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

         4.11 OPERATION OF BUSINESS.

         To the best of Borrower's knowledge, Borrower, each Subsidiary, and each Guarantor possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower, each Subsidiary, and each Guarantor is not in violation of any valid rights of others with respect to any of the foregoing. Borrower, each Subsidiary, and each Guarantor has filed, and will file in the future, with the appropriate governmental entities all assumed business name certificates necessary or required to conduct its businesses.

         4.12 TAXES.

         The Borrower, each Subsidiary, and each Guarantor have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except those presently being or to be contested by Borrower, a Subsidiary, or a Guarantor in good faith in the ordinary course of business and for which adequate reserves have been provided in Bank's reasonable judgment.

         4.13 DEBT.

         EXHIBIT 4.13 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, capital leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Exhibit.

         4.14 ENVIRONMENTAL MATTERS.

         To the best of its knowledge and except as disclosed in Borrower's Forms 10-K and 10-Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, the Borrower and each Subsidiary has materially complied with, and its businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of the Environmental Laws and all other federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower and each Subsidiary has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of Hazardous Substances; or (6) other environmental, health, or safety matters. Except as disclosed in Borrower's Forms 10-K and 10-Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, neither Borrower nor any Subsidiary has received notice of, nor knows of, or suspects facts that might constitute any material violations of an Environmental Law or any other federal, state, or local environmental, health, noise emission, or safety laws, codes, or ordinances and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. To the best of Borrower's knowledge, except in accordance with a valid governmental regulation, permit, license, certificate, or approval, and except as previously disclosed, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage, or disposal system servicing the premises of any Hazardous Substances or from the premises.

         4.15 INVESTMENT COMPANY ACT.

         Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         4.16 PERFECTION OF SECURITY INTEREST.

         The Security Agreement and the pledge of the Collateral pursuant thereto creates a valid and perfected first priority security interest in the Collateral (except for Permitted Liens), securing the payment of the obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been taken.

         4.17 SUBSIDIARIES AND OWNERSHIP OF STOCK.

         Set forth in EXHIBIT 4.17 is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each and showing the percentage of the Borrower's ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each such Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

                        ARTICLE 5 - AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that so long as any Obligation is outstanding it will comply with the following provisions:

         5.1 MAINTENANCE OF EXISTENCE.

         Borrower shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

         5.2 MAINTENANCE OF RECORDS.

         Borrower shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

         5.3 MAINTENANCE OF PROPERTIES.

         Borrower shall maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         5.4 CONDUCT OF BUSINESS.

         Borrower shall continue, and cause each Subsidiary to continue, to engage in a commercially reasonable and efficient and economical manner in businesses of the same general type as conducted by it on the date of this Agreement.

         5.5 MAINTENANCE OF INSURANCE.

         Borrower shall, at its expense, maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts, covering such risks, and in such form as shall be consistent with the industry practices and satisfactory to Bank. Without limiting the foregoing sentence, Borrower shall procure and maintain all risks insurance, including without limitation fire, theft, and liability coverage together with such other insurance as Bank may require with respect to the Collateral, in form, amounts coverages and basis consistent with industry practices and reasonably acceptable to Bank and issued by a company or companies reasonably acceptable to Bank. Borrower, upon request of Bank, shall deliver to Bank from time to time the policies or certificates of insurance in form satisfactory to Bank, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to Bank and not including any disclaimer of the insurer's liability for failure to give such a notice. In connection with all policies covering the Collateral, Borrower shall provide Bank with such lender loss payable or other endorsements as Bank may require. If Borrower at any time fails to obtain or maintain any insurance required under the Loan Documents, Bank may, but shall not be obligated to, obtain such insurance as Bank deems appropriate, including if it so chooses, "single interest insurance" that will cover only Bank's interest in the Collateral.

         5.6 COMPLIANCE WITH LAWS.

         Borrower shall comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except for such taxes, assessments or charges that are contested by Borrower or a Subsidiary in good faith in the ordinary course of business and for which adequate reserves have been provided in Bank's reasonable judgment.

         5.7 RIGHT OF INSPECTION.

         Borrower shall, at any reasonable time and from time to time with reasonable notice, permit the Bank or any agent or representative thereof to inspect the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of its employees, officers, and directors and the Borrower's independent accountants. Without limiting the foregoing, at least once every year, and more often if Bank reasonably deems it necessary, Bank's auditors may audit and examine Borrower's books and records. Borrower shall reimburse Bank at the rate of Three Hundred Fifty Dollars ($350) per day for each auditor plus travel expenses, not to exceed Two Thousand Five Hundred Dollars ($2,500) per year as long as no Event of Default occurs.

         5.8 REPORTING REQUIREMENTS.

                  5.8.1 ANNUAL FINANCIAL STATEMENTS.

                  Borrower shall furnish to Bank within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and audited by independent certified public accountants selected by the Borrower and acceptable to the Bank.

                  5.8.2 BORROWING BASE CERTIFICATE.

                  Borrower shall furnish to Bank on or before the 20th day of each month reporting as of the end of the last Business Day of the prior month statements of accounts receivable aging and a certificate setting forth information with respect to the Borrowing Base, executed and certified as accurate by an authorized officer of Borrower. The certificate shall be in substantially the form attached as EXHIBIT 5.8.2 or such other form as Borrower and Bank may agree upon in writing.

                  5.8.3 MANAGEMENT LETTERS.

                  Borrower shall furnish to Bank promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants.

                  5.8.4 NOTICE OF LITIGATION.

                  Borrower shall furnish to Bank promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower that, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties, or operations of the Borrower.

                  5.8.5 NOTICE OF DEFAULTS AND EVENTS OF DEFAULT.

                  Borrower shall furnish to Bank as soon as possible and in any event within five Business Days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action that is proposed to be taken by the Borrower with respect thereto.

                  5.8.6 ERISA REPORTS.

                  Borrower shall furnish to Bank as soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within ten (10) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within ten (10) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Borrower or any Commonly Controlled Entity, a certificate of an authorized officer of the Borrower setting forth all relevant details and the action that the Borrower proposes to take with respect thereto.

                  5.8.7 REPORTS TO OTHER CREDITORS.

                  Borrower shall furnish to Bank promptly after the furnishing thereof, copies of any statement or report furnished to any party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section.

                  5.8.8 SEC REPORTS.

                  Borrower shall furnish to Bank as soon as possible and in any event within five (5) Business Days after the filing thereof, copies of all regular, periodic, and special reports, and all registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, including, without limitation, 10-Q, 10-K, and 8-K reports.

                  5.8.9 COMPLIANCE CERTIFICATE.

                  Borrower shall furnish Bank within 45 days after the end of each fiscal quarter and 90 days after each fiscal year (in the case of the 4th fiscal quarter) a certificate of the chief executive officer or the chief financial officer or other officer approved by Bank in writing stating that he or she has individually reviewed the provisions of this Agreement and that review of the activities of Borrower during such quarter period has been made by him or her or under his or her supervision, with a view to determining whether Borrower had fulfilled all its obligations under this Agreement, and that Borrower has observed and performed each undertaking contained in the Loan Documents and is not in default in the observance or performance of any of the provisions of the Loan Documents or, if Borrower shall be so in default, specifying all such defaults and events of which he or she may have knowledge.

                  5.8.10 GENERAL INFORMATION.

                  Borrower shall furnish to Bank such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

         5.9 ENVIRONMENT.

         Borrower shall, and shall cause each Subsidiary to, (i) be and remain in substantial compliance with Environmental Laws and with the provisions of all other federal, state, and local environmental, health, and safety laws, codes, and ordinances, and all rules and regulations issued thereunder; (ii) notify the Bank immediately of any notice of a Hazardous Substance discharge or environmental complaint received by Borrower from any governmental agency or other party; (iii) notify the Bank immediately of any material Hazardous Substance discharge from or affecting its premises; (iv) immediately comply with all applicable laws regarding the same; (v) promptly pay any fine or penalty assessed in connection therewith after exhausting all recourse; (vi) permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and (vii) at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

         5.10 REIMBURSEMENT OF LENDER EXPENSES.

         Borrower shall promptly on demand reimburse Bank for sums expended by Bank that constitute Lender Expenses, and Borrower authorizes and approves all advances and payments by Bank for items constituting Lender Expenses after written notice to Borrower. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

         5.11 BANK ACCOUNTS.

         Borrower shall use Bank as Borrower's primary depository and transaction bank.

                         ARTICLE 6 - NEGATIVE COVENANTS

         The Borrower covenants and agrees that so long as any Obligation is outstanding it will comply with the following provisions:

         6.1 LIENS.

         Without Bank's prior written consent, Borrower shall not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon any of its property or assets, now owned or hereafter acquired, except for the following ("Permitted Liens"):

                  (i) Liens (if any) granted to Bank to secure the Obligations,

                  (ii) Liens described in the attached EXHIBIT 6.1,

                  (iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs,

                  (iv) Liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen, and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due, or that is being contested by Borrower in good faith and for which adequate reserves have been provided,

                  (v) Liens for taxes, assessments, and governmental charges or levies imposed upon a person or upon such person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided,

                  (vi) Liens arising from good faith deposits in connection with tenders, leases, real estate bids, or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds and deposits to secure the payment of taxes, assessments, customs duties, or other similar charges,

                  (vii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use, or

                  (viii) purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention agreement or a capital lease, provided that (a) any property subject to any of the foregoing is acquired by the Borrower in the ordinary course of its business and the Lien on any such property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof; (b) the obligation secured by any Lien so created, assumed, or existing shall not exceed the lesser of the cost or the fair market value as of the time of acquisition of the property covered thereby to the Borrower, (c) each such Lien shall attach only to the property so acquired, (d) the debt secured by all such Liens shall not exceed Twenty-five Thousand Dollars ($25,000) at any time outstanding in the aggregate, and (e) the debt secured by such Lien is permitted by the provisions of Section 6.2, and the related expenditure is permitted under Section 7.1.

         6.2 DEBT.

         Without Bank's prior written consent, Borrower shall not incur, assume, or suffer to exist, or permit any Subsidiary to incur, assume, or suffer to exist, any debt other than (i) the Obligations; (ii) indebtedness and liabilities of Borrower identified in EXHIBIT 4.13; (iii) indebtedness and liabilities of Borrower that have been subordinated to the Obligations by written agreement in form and substance acceptable to Bank; (iv) accounts payable to trade creditors for goods or services that are incurred in the ordinary course of business, as presently conducted, and paid within a reasonable time, unless contested in good faith and by appropriate proceedings; and (vi) debt of the Borrower secured by purchase-money liens that are Permitted Liens.

         6.3 MERGERS OR REORGANIZATION.

         Borrower shall not, without Bank's prior written consent, which consent shall not be unreasonably withheld, wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transactions or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to the Borrower, (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary., (3) acquire or merge with any entity whose assets are valued at ten percent (10%) or less of the Borrower's net worth.

         6.4 LEASES.

         Without Bank's prior written consent, Borrower shall not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases with Bank or an affiliate of Bank; and (3) leases (other than capital leases) that do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expenses that the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of One Hundred Thousand Dollars ($100,000).

         6.5 SALE AND LEASEBACK.

         Without Bank's prior written consent, Borrower shall not sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person other than Bank or an affiliate of Bank and thereafter directly or indirectly lease back the same or similar property.

         6.6 DIVIDENDS.

         Without Bank's prior written consent, Borrower shall not declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its shareholders as such whether in cash, assets, or in obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that the Borrower (1) may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; and (2) may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

         6.7 SALE OF ASSETS.

         Without Bank's prior written consent, Borrower shall not sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired material operating assets (including, without limitation, receivables), except: (1) inventory disposed of in the ordinary course of business; and (2) the sale or other disposition of assets no longer used or useful in the conduct of its business.

         6.8 INVESTMENTS.

         Without Bank's Prior written consent, Borrower shall not make any loan or advance to any Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except: (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition; (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower; (5) investments made through Bank or one of its affiliates, and (6) as provided for in Section 6.3.

         6.9 GUARANTIES.

         Without Bank's prior written consent, Borrower shall not assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or to otherwise assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         6.10 ERISA PLANS.

         Borrower shall not, without the Bank's prior written consent, enter into, contribute to, or become a party to any Plan, other than those Plans listed in EXHIBIT 6.10.

         6.11 TRANSACTIONS WITH AFFILIATES.

         Without Bank's prior written consent, Borrower shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate; except that Borrower may repay Affiliate Debt, as listed on Exhibit
4.13 at anytime.

         6.12 CHANGE OF NAME.

         Borrower shall not, without Bank's prior written consent, change the Borrower's name, business structure, or identity, or add any new assumed business name.

         6.13 CHANGE IN MANAGEMENT.

         Borrower shall not materially and adversely alter the executive management positions of Chief Executive Officer and/or Chief Financial Officer without giving Bank written notice of such alteration at least sixty (60) days prior to the effective date of such alteration in executive management. If such advance notice is not possible, Borrower shall notify Bank of such change as soon as is possible.

         6.14 ACCOUNTING.

         Borrower shall not (i) modify or change its method of accounting without advising Bank of such change, or (ii) enter into, modify, or terminate any agreement presently existing or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without Borrower instructing said accounting firm and/or service bureau to provide to Bank information regarding the Collateral and Borrower's financial condition.

         6.15 LOCATION OF CHIEF EXECUTIVE OFFICE.

         Borrower shall not relocate its chief executive office from Boise, Idaho without thirty (30) days prior written notice to Bank.

                         ARTICLE 7 - FINANCIAL COVENANTS

         So long as any Obligation is outstanding or the Bank shall have any commitment under this Agreement, Borrower shall maintain the following financial covenants:

         7.1 DEBT SERVICE COVERAGE RATIO.

         Borrower shall maintain on a rolling four quarter basis a ratio of EBITDA to Debt Service of not less than 1.50 to 1.00. The term "EBITDA" shall mean, for any period, as applied to Borrower, the sum of Borrower's earnings before (a) interest expense, (b) depreciation or amortization, (c) dividends,
(d) taxes, and (e) extraordinary expenses. The term "Debt Service" shall mean for any fiscal period cash interest expense plus the scheduled amortization of any outstanding Funded Debt (as defined in paragraph 2.1.2.5) for such period plus required payments on operating leases.

         7.2 LEVERAGE RATIO.

         Borrower shall maintain at the end of each fiscal quarter and each fiscal year a ratio of Borrower's total liabilities to Borrower's shareholder's equity of not greater than 2.00 to 1.00.

         7.3 CURRENT RATIO.

         Borrower shall maintain at the end of each fiscal quarter and each fiscal year a ratio of current assets to current liabilities less current maturities of Deferred Site Maintenance of at least 0.75 to 1.00 through December 31, 2000, 1.00 to 1.00 through June 30, 2001, and 1.20 to 1.00 thereafter. The term "Deferred Site Maintenance" shall be defined as "DSM" as reported by the Borrower in accordance with GAAP in its periodic reports to the Securities and Exchange Commission.

                          ARTICLE 8 - EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT.

         Each of the following events, at the option of Bank, shall constitute an event of default (each an "Event of Default"):

                  8.1.1 The Borrower shall fail to pay the principal of, or interest on, the Revolving Note, or any Obligation within fifteen (15) days of when due and payable.

                  8.1.2 Any representation or warranty made or deemed made by Borrower in this Agreement, the Security Agreements, or other Loan Document or that is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made.

                  8.1.3 Borrower shall fail to perform or observe any term, covenant, or condition contained in this Agreement or other Loan Document, or Borrower shall be in default under any other agreement with Bank or an affiliate of Bank.

                  8.1.4 Borrower shall (a) fail to pay any indebtedness for borrowed money (other than the Loans) of the Borrower in excess of an aggregate principal amount of $25,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

                  8.1.5 Borrower (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and that remains undismissed for a period of sixty (60) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more.

                  8.1.6 One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Twenty-five Thousand Dollars ($125,000) in the aggregate shall be rendered against the Borrower, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.

                  8.1.7 The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Agreement, or the Borrower shall fail to perform any of its obligations under the Security Agreement.

                  8.1.8 Any Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or the Guarantor shall deny he has any further liability under, or shall fail to perform its obligations under, the Guaranty, or the Guarantor, if a natural person, shall die.

                  8.1.9 Any of the following events shall occur or exist with respect to Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability that in the aggregate may exceed Fifty Thousand Dollars ($50,000).

                  8.1.10 If any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within ten (10) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Bank's reasonable satisfaction that the Borrower has commenced and is diligently pursuing an investigation of the claim to be followed promptly by either: (i) a cure or plan for correction of the event that constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion, or (ii) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, that relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance and amount to both the Bank and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event that constitutes the basis for the claim.

                  8.1.11 Any material misrepresentation exists now or hereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director.

                  8.1.12 This Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under this Agreement.

         8.2 CURE OF EVENT OF DEFAULT.

         If any Event of Default, other than a payment default, is curable and if Borrower has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower, after receiving written notice from Bank demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that Bank deems in Bank's sole, but reasonable, discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Bank at its sole discretion may elect to give Borrower additional cure opportunities.

                     ARTICLE 9 - BANK'S RIGHTS AND REMEDIES

         9.1 SPECIFIC REMEDIES.

         Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election and without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  9.1.1 Declare all Obligations, whether evidenced by this Agreement or the Loan Documents, due and payable immediately.

                  9.1.2 Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Bank, but without affecting Bank's rights and security interest in the Collateral and without affecting the Obligations.

         9.2 SET OFF.

         Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Revolving Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Revolving Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Bank may have.

         9.3 CUMULATIVE REMEDIES.

         The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

                           ARTICLE 10 - MISCELLANEOUS

         10.1 AMENDMENTS, ETC.

         No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10.2 NOTICES, ETC.

         Unless otherwise provided in this Agreement, All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing and either personally served or sent by verified facsimile transmission, overnight delivery service, or regular United States mail, postage prepaid, to Borrower or to Bank as the case may be at the addresses set forth below:

         If to Borrower:  American Ecology Corporation
                          805 W. Idaho
                          Suite 200
                          Boise, Idaho 83702-8916
                          Attention: Jim Baumgardner
                          Fax: 208/331-7900

         With a copy to:  American Ecology Corporation
                          1 Rosedale Brook Court
                          The Woodlands, TX 77381
                          Attention:  Robert M. Trimble
                          Fax:  281/419-8711

                          Paul M. Boyd, Esq.
                          Stoel Rives
                          101 South Capitol Blvd., Suite 1900
                          Boise, Idaho 83702-5958
                          Fax:  208/389-9040

         If to Bank:      First Security Bank, N.A.
                          Post Office Box 7069
                          Boise, Idaho  83730
                          Attention:  Corporate Banking
                          Fax:  208/393-2472

         With a copy to:  Moffatt, Thomas, Barrett, Rock & Fields, Chartered
                          101 S. Capitol Blvd., 10th Floor
                          P.O. Box 829
                          Boise, Idaho 83701-0829
                          Attention:  David S. Jensen
                          Fax:  208/385-5384

The parties may change the address at which they are to receive notices and other communications hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of confirmed actual receipt or three (3) Business Days after the deposit thereof in the mail.

         10.3 NO WAIVER.

         No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

         10.4 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

         10.5 INTEGRATION.

         This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

         10.6 APPLICATION OF PAYMENTS.

         Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of the Obligations, and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

         10.7 CONTINUING WARRANTIES, REPRESENTATIONS AND COVENANTS.

         Each warranty, representation, and covenant contained in this Agreement shall continue until the Agreement is terminated and all Obligations have been paid or satisfied in full and shall be conclusively presumed to have been relied upon by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations, and covenants set forth herein shall be cumulative and in addition to any and all other warranties, representations, and covenants that Borrower shall give or cause to be given to Bank, either now or hereafter.

         10.8 INDEMNITY.

         The Borrower shall defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement for a period of five years.

         10.9 CHOICE OF LAW AND VENUE.

         This Agreement is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Agreement and the Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Agreement. All disputes, controversies, or claims arising out of, or in connection with, this Agreement or any Loan Document shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

         10.10 SEVERABILITY OF PROVISIONS.

         Any provision of any Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         10.11 HEADINGS.

         Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

         10.12 JURY TRIAL WAIVER.

         THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         10.13 DESTRUCTION OF BORROWER'S DOCUMENTS.

         After notice to Borrower, any documents, schedules, invoices, or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank at any time six (6) months after they are delivered to or received by Bank, unless Borrower requests in writing the return of the said documents, schedules, invoices, or other papers and makes arrangements at Borrower's expense for their return.

         10.14 PARTICIPATIONS.

         With Borrower's consent, which consent shall not be unreasonably withheld, Bank may, at any time, sell to one or more banks, financial institutions or other Persons (each a "Participant") participating interests in the Loans or any other interest of Bank under the Loan Documents. In the event of any such sale by Bank, Bank's obligations to Borrower under this Agreement shall remain unchanged, Bank shall remain solely responsible for the performance thereof, Bank shall remain the holder of the Loans for all purposes under the Loan Documents, and Borrower shall continue to deal solely and directly with Bank in connection with the Bank's rights and obligations under the Loan Documents. If Obligations are due or unpaid, or shall have been declared or shall have become due or unpaid, upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as Bank under this Agreement.

                  10.14.1 With Borrower's consent, which consent shall not be unreasonably withheld, Borrower authorizes Bank to disclose to any actual or prospective Participant and/or assignee, any and all financial information in Bank's possession or known to Bank concerning Borrower, its affiliates, and the Collateral that has been delivered to Bank by or on behalf of Borrower pursuant to the Loan Documents or in connection with Bank's credit evaluation of Borrower.

                  10.14.2 Notwithstanding any contrary provision of this Section, Bank shall at all times be the lead lender (i.e., the sole party with whom Borrower needs to communicate) with respect to the Loans, and Borrower shall only be required to communicate with Bank. Each Participant that receives confidential information regarding Borrower or the Collateral must agree to use reasonable efforts to keep all information acquired by it in connection with the Loans or Loan Documents and relating to Borrower and/or the collateral confidential; provided, however, that such information may be distributed by any Participant (i) pursuant to a court order or a demand made by any governmental agency or authority, or otherwise in connection with litigation or as otherwise required by law, (ii) after the occurrence of an Event of Default, but only with respect to the Collateral, (iii) to such person's consultants or professionals, as necessary, (iv) in connection with a sale or participation of such person's interest in the Loans, and (v) to regulators in connection with audits.

         10.15 EFFECTIVE DATE.

         This Agreement shall be binding and deemed effective as of the date first written above when executed by Borrower and accepted and executed by Bank.

         10.16 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and delivered by facsimile transmission. Each counterpart when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Borrower has executed this Agreement.


                                    Borrower: AMERICAN ECOLOGY CORPORATION


                                    By
                                       ------------------------------------
                                       Its
                                           --------------------------------

         ACCEPTED AND EFFECTIVE as of the _____ day of _________, 2000, in the state of Idaho.

                                    Bank: FIRST SECURITY BANK, N.A.

                                    By
                                       ------------------------------------
                                       Brian W. Cook, Vice President

                                 REVOLVING NOTE

                                                                 AUGUST 17, 2000
                                                                 Boise, Idaho

BORROWER:         AMERICAN ECOLOGY CORPORATION

ADDRESS:          805 W. IDAHO, SUITE 200
                  BOISE, IDAHO 83702

PRINCIPAL AMOUNT: FIVE MILLION DOLLARS ($5,000,000)

         FOR VALUE RECEIVED, AMERICAN ECOLOGY CORPORATION, a Delaware corporation ("Borrower"), promises to pay to the order of FIRST SECURITY BANK, N.A. ("Bank") the total principal amount outstanding on this note (the "Note") together with interest thereon as stated below, in lawful money of the United States of America.

         This Note is executed pursuant to and is the Revolving Note referred to in that certain Credit Agreement, dated August 17, 2000, between Borrower and Bank (as amended, modified, or supplemented from time to time, the "Credit Agreement"). Capitalized terms used but not defined in this Note shall have the same definitions as are ascribed to such terms in the Credit Agreement. This
Note is governed by the provisions of the Credit Agreement.

         This Note is a revolving promissory note and evidences a revolving line of credit not to exceed the maximum principal amount stated above at any one time. The amount outstanding on this Note at any specific time shall be the total amount advanced by Bank less the amount of principal payments made from time to time, plus any interest due and payable.

         Borrower agrees that any and all advances made hereunder shall be for Borrower's benefit, whether or not said advances are deposited to Borrower's account. Advances may be made at the request of those persons so identified in the Credit Agreement and such persons are hereby authorized to request advances and to direct the disposition of any such advances in the manner provided in the Credit Agreement until written notice of revocation of this authority is received by Bank from Borrower.

         The outstanding unpaid balance of this Note shall bear interest at a fluctuating per annum rate as set forth in the Credit Agreement. This Note shall be repaid in the manner set forth in the Credit Agreement.

         This Note is secured by a Security Agreement covering accounts and other collateral as provided therein and in the Credit Agreement.

         This Note is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Note. All disputes, controversies, or claims arising out of, or in connection with, this Note shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

         Except as expressly provided in the Credit Agreement, the makers, sureties, guarantors and endorsers of this Note jointly and severally waive presentment for payment, protest, notice of protest and notice of nonpayment of this Note, and consent that this Note or any payment due under this Note may be extended or renewed without demand or notice, and further consent to the release of any collateral or part thereof, with or without substitution.

                                    AMERICAN ECOLOGY CORPORATION


                                    By
                                       ------------------------------------
                                       Its
                                           --------------------------------

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT is made as of August 17, 2000, by AMERICAN ECOLOGY CORPORATION, a Delaware corporation (the "Grantor"), to FIRST SECURITY BANK, N.A., (the "Bank").

                                RECITALS:

     A. Grantor and the Bank have entered into a Credit Agreement dated as of August 17, 2000 (as amended from time to time, the "Credit Agreement").

     B. It is a condition precedent to the making of financial accommodations to Grantor by the Bank under the Credit Agreement that Grantor shall have granted the security interest contemplated by this Agreement.

        NOW, THEREFORE, in order to induce the Bank to make the loans under the Credit Agreement, the Grantor agrees with the Bank as follows:

     1. ASSIGNMENT AND GRANT OF SECURITY INTEREST. The Grantor hereby assigns and grants to the Bank a security interest in all of the Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

         1.1 All trade accounts, accounts receivable or other rights to payment for goods sold or leased or for services rendered, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights, now or hereafter existing, in and to all leases and other contracts securing or otherwise relating to the foregoing obligations.

         1.2 All proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clause l.1 of this Section 1), and, to the extent not otherwise included, all
(a) payments under insurance (whether or not the Bank is the loss payee thereof), or any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (b) cash.

         1.3 All records and data relating to any of the foregoing Collateral, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media together with all of Grantor's right, title, and interest in and to all computer software required to use, create, maintain, and process any such records or data on electronic media.

     2. SECURITY FOR OBLIGATIONS. The assignment and security interest granted by this Agreement is granted to secure the payment of all obligations of the Grantor now or hereafter existing under the Credit Agreement whether for principal, interest, fees, expenses, or otherwise, and all obligations of the Grantor now or hereafter existing under this Agreement (all such obligations of the Grantor being the "Obligations"). In addition, the "Obligations" includes all other obligations, debts and liabilities, plus interest thereon, of Grantor, or any one or more of them, to Bank, as well as all claims by Bank against Grantor, or any one or more of them, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Grantor may be liable individually or jointly with others; whether Grantor may be obligated as guarantor, surety, accommodation party or otherwise. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Grantor to the Bank under the Credit Agreement but for the fact that they are unenforceable or not allowable owing to the existence of bankruptcy, reorganization, or similar proceedings involving the Grantor.

     3. GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding,
(1) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (2) the exercise by the Bank of any rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (3) the Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     4. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants to Bank as follows:

         4.1 The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Receivables and other Collateral, and the originals of all chattel paper that evidence Receivables, are located at its address specified in Section 16. None of the Receivables is evidenced by a promissory note or other instrument.

         4.2 The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Bank. The Grantor has no assumed business names.

         4.3 This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest in a first priority position have been taken.

         4.4 No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (a) for the grant by the Grantor of the assignment and security interest granted hereby or for the execution and delivery of this Agreement and the performance by the Grantor of its obligations thereunder; (b) for the perfection or maintenance of the assignment and security interest created hereby (including the first priority nature of such assignment and security interest); or (c) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally).

         4.5 All of the Accounts are and will be bona fide existing obligations created by the sale and actual delivery property, the rendition of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business.

     5. FURTHER ASSURANCES.

         5.1 The Grantor shall from time to time, at the reasonable expense of the Grantor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any assignment or security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will: (a) mark conspicuously each chattel paper included in the Receivables, each Related Contract, and, at the request of the Bank, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Bank, indicating that such document, chattel paper, Related Contract, or Collateral is subject to the assignment, and security interest granted hereby;
(b) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Bank hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Bank; (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Bank may request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby; and (d) deliver to Bank any certificate of title now or hereafter existing on any of the Collateral and take all steps necessary for the title to recite the interest of Bank.

         5.2 The Grantor authorizes the Bank to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         5.3 The Grantor will furnish to the Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bank may reasonably request, all in reasonable detail.

     6. INSURANCE.

         6.1 The Grantor shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Bank from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Bank and the Grantor as their respective interests may appear and each policy for property damage insurance shall provide for all losses (except for losses of less than $50,000 per occurrence) to be paid directly to the Bank. Each such policy shall in addition (a) name the Grantor and the Bank as insured parties thereunder (without any representation or warranty by or obligation upon the Bank) as their interests may appear; (b) contain the agreement by the insurer that any loss thereunder shall be payable to the Bank notwithstanding any action, inaction, or breach of representation or warranty by the Grantor;
(c) provide that there shall be no recourse against the Bank for payment of premiums or other amounts with respect thereto; and (d) provide that at least thirty days' prior written notice of cancellation or of lapse shall be given to the Bank by the insurer. The Grantor shall, if so requested by the Bank, deliver to the Bank original or duplicate policies of such insurance and, as often as the Bank may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor shall, at the request of the Bank, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5.1 and cause the insurers to acknowledge notice of such assignment.

         6.2 Grantor shall promptly notify Bank of any loss or damage to the Collateral. Bank may make proof of loss if Grantor fails to do so within fifteen
(15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Bank as part of the Collateral. If Bank consents to repair or replacement of the damaged or destroyed Collateral, Bank shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Bank does not consent to repair or replacement of the Collateral, Bank shall retain a sufficient amount of the proceeds to pay all of the Obligations, and shall pay the balance to Grantor. Any proceeds that have not been disbursed within six (6) months after their receipt and that Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Obligations.

     7. PLACE OF PERFECTION; RECORDS; COLLECTION OF RECEIVABLES.

         7.1 The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 4.1 or, upon 30 days' prior written notice to the Bank, at any other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Receivables. The Grantor will hold and preserve such records and chattel paper and will permit representatives of the Bank at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

         7.2 Except as otherwise provided in this subsection, the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at the Bank's direction, shall take) such action as the Grantor or the Bank may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Bank shall have the right upon the occurrence and during the continuance of an Event of Default or an event that, with the giving of notice or the lapse of time, or both, would become an Event of Default and upon written notice to the Grantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Bank and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Bank and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle, or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Bank referred to in the proviso to the preceding sentence, (a) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Bank hereunder, shall be segregated from other funds of the Grantor, and shall be forthwith paid over to the Bank in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (i) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13.2, and (b) the Grantor shall not adjust, settle, or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     8. TRANSFERS AND OTHER LIENS. The Grantor shall not (a) sell, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Collateral or (b) create or permit to exist any lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

     9. BANK APPOINTED ATTORNEY-IN-FACT. The Grantor irrevocably appoints the Bank the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument that the Bank may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 8), including, without limitation:

         9.1 To obtain and adjust insurance required to be paid to the Bank pursuant to the Section captioned "Insurance;"

         9.2 To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

         9.3 To receive, endorse, and collect any drafts or other instruments, documents, and chattel paper, in connection therewith; and

         9.4 To file any claims or take any action or institute any proceedings that the Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Bank with respect to any of the Collateral.

     10. BANK MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Grantor under Subsection 14.2.

     11. THE BANK'S DUTIES. The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

     12. REMEDIES. If any Event of Default shall have occurred and be continuing:

         12.1 The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Idaho at that time (whether or not such code applies to the affected Collateral), and also may (a) require the Grantor to, and the Grantor agrees that it will at its expense and upon request of the Bank forthwith, assemble all or part of the Collateral as directed by the Bank and make it available to the Bank at a place to be designated by the Bank that is reasonably convenient to both parties and (b) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         12.2 Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, be held by the Bank as Collateral for, and/or then or any time thereafter be applied (after payment of any amounts payable to the Bank pursuant to Section
14) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     13. INDEMNITY AND EXPENSES.

         13.1 The Grantor shall indemnify the Bank from and against any and all claims, losses, and liabilities (including reasonable attorney fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from the Bank's gross negligence or willful misconduct.

         13.2 The Grantor shall upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Bank may incur in connection with (a) the administration of this Agreement; (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (c) the exercise or enforcement of any of the rights of the Bank hereunder; or (d) the failure by the Grantor to perform or observe any of the provisions hereof.

     14. AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by either party relating to this Agreement shall be in writing and either personally served or sent by facsimile transmission, overnight delivery service, or regular United States mail, postage prepaid, to Grantor or to Bank as the case may be at the addresses set forth below:

     If to Grantor:   US Ecology Corporation
                      805 W. Idaho, Suite 200
                      Boise, Idaho 83702
                      Attention: James R. Baumgardner
                      Fax: 208-331-7900

     With a Copy to:  Stoel Rives
                      101 S. Capitol Blvd., Suite 1900
                      Boise, Idaho 83702-5958
                      Attention: Paul M. Boyd
                      Fax: 208-389-9040

     And to:          US Ecology Corporation
                      1 Rosedale Brook Court
                      The Woodlands, TX 77381
                      Fax: 281-419-8711

     If to Bank:      First Security Bank
                      P.O. Box 7069
                      Boise, Idaho 83709
                      Attention: Corporate Banking
                      Fax: 208-393-2472

     With a copy to:  Moffatt, Thomas, Barrett, Rock &
                      Fields, Chartered
                      101 S. Capitol Blvd., 10th Floor (83702)
                      P.O. Box 829
                      Boise, Idaho  83701-0829
                      Attention: David S. Jensen
                      Fax:  208-385-5384

The parties may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of confirmed actual receipt or two (2) business days after the deposit thereof in the mail.

     16. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall (1) remain in full force and effect until the later of the payment in full of the Obligations and all other amounts payable under this Agreement; (2) be binding upon the Grantor, its successors and assigns; and (3) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (3), the Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Bank will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

     17. GOVERNING LAW. This Agreement is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Agreement and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Agreement. All disputes, controversies, or claims arising out of, or in connection with, this Agreement shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

     18. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Credit Agreement.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Agreement.

     IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed as of the date first written above.

                                    AMERICAN ECOLOGY CORPORATION


                                    By
                                       ------------------------------------
                                       Its
                                           --------------------------------